UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2016 (December 29, 2016)

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street
Bellevue, Washington		98006-1350
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On December 29, 2016, T-Mobile USA, Inc. (“TMUSA”), a wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), entered into a new three-year $2.5 billion revolving credit facility (the “RCF”) and a $660 million secured term loan facility (“TLB”) with Deutsche Telekom AG (“DT”), its majority stockholder. The new financing arrangements are expected to result in a substantial cost of carry savings and a strengthening of the Company’s credit profile. These new facilities, together with the previously announced $4 billion of high-yield purchase commitments, represent over $7 billion of available financing secured from DT in 2016.

The RCF is intended to serve as the Company’s primary source for its short-term liquidity needs and is available to be drawn from time to time (and repaid and redrawn) subject to certain limited and customary draw conditions (which conditions do not include the absence of a material adverse change or compliance with financial maintenance covenants). Previously, the Company relied on its cash reserves and a $500 million unsecured credit facility with DT to serve as its sources for short-term liquidity needs.

The RCF is comprised of (i) a three-year $1.0 billion senior unsecured revolving credit agreement among the Company, TMUSA, as borrower, and DT, as administrative agent and lender (the “Unsecured Revolving Credit Facility”) and (ii) a three-year $1.5 billion senior secured revolving credit agreement among the Company, TMUSA, as borrower, and DT, as administrative agent, collateral agent and lender (the “Secured Revolving Credit Facility”).

TMUSA is not required to pay any upfront fees or other consideration to DT in connection with the closing of the RCF. Interest on outstanding borrowings, and commitment fees, under the RCF is based on the Company’s leverage profile, which will be determined on a quarterly basis in accordance with a debt to cash flow ratio similar to the leverage test included in the Existing Secured Term Credit Facility (as defined below).

The interest rate on borrowings under the Unsecured Revolving Credit Facility is the Eurodollar Rate (as defined in the credit agreement for the Unsecured Revolving Credit Facility), plus an applicable margin. The applicable margin for the Unsecured Revolving Credit Facility ranges from 2.00% to 3.25% per annum for Eurodollar Rate loans. The commitment fee for the Unsecured Revolving Credit Facility ranges from 0.25% to 0.625% per annum.

The interest rate on borrowings under the Secured Revolving Credit Facility is the Eurodollar Rate (as defined in the credit agreement for the Secured Revolving Credit Facility), plus an applicable margin. The applicable margin for the Secured Revolving Credit Facility ranges from 1.00% to 1.75% per annum for Eurodollar Rate loans. The commitment fee for the Secured Revolving Credit Facility will be 0.25% per annum.

TMUSA may terminate the commitments under the Revolving Credit Facilities (in whole or part) at any time without premium or penalty, provided that any partial termination will reduce the commitments pro-rata between the Secured Revolving Credit Facility and the Unsecured Revolving Credit Facility.

The Revolving Credit Facilities do not contain financial maintenance covenants and only contain certain limited covenants on the Company’s and TMUSA’s (and certain of their subsidiaries’) ability to incur liens, sell assets and extend loans and/or guaranties. The Revolving Credit Facilities also contain customary events of default.

If DT ceases to own and control more than 50% of the voting stock of the Company, TMUSA may draw any remaining capacity under the Revolving Credit Facilities and (i) in the case of the Secured Revolving Credit Facility, at TMUSA’s option, convert the outstanding loans to secured term debt and/or issue senior unsecured high-yield notes to DT in satisfaction of outstanding loans under the Secured Revolving Credit Facility, in either case, with a tenor equal to the remaining tenor under the Secured Revolving Credit Facility, in an aggregate amount not to exceed the loans then outstanding under the Secured Revolving Credit Facility and (ii) in the case of the Unsecured Revolving Credit Facility, issue senior unsecured high-yield notes to DT in satisfaction of the outstanding loans under the Unsecured Revolving Credit Facility, with a tenor equal to the remaining tenor under the Unsecured Revolving Credit Facility in an aggregate amount not to exceed the loans then outstanding under the Unsecured Revolving Credit Facility.

The Revolving Credit Facilities will have the benefit of guarantees from the same entities that are guarantors under the Company’s existing Secured Term Credit Facility. The obligations of TMUSA and the guarantors under the Secured Revolving Credit Facility are secured by a first priority lien on substantially all of TMUSA’s and such guarantors’ assets, subject to certain exceptions. In addition, TMUSA’s obligations under the Secured Revolving Credit Facility are subject to a first priority pledge of the equity interests held by TMUSA and substantially all of its direct and indirect subsidiaries, subject to certain exceptions. The notes and guarantees under the Unsecured Revolving Credit facility will be effectively subordinated to all of T-Mobile USA’s and the Guarantors’ existing and future secured indebtedness to the extent of the assets securing such indebtedness, and will be structurally subordinated to all of the liabilities and preferred stock of any of T-Mobile USA’s subsidiaries that do not guarantee the Notes.

The TLB is provided under the First Incremental Facility Amendment among TMUSA, as borrower, Deutsche Bank AG New York Branch (“DB”), as administrative agent, the guarantors party thereto and DT, as the initial incremental term loan lender, which amends that certain Term Loan Credit Agreement originally dated November 9, 2015 among the Company, TMUSA, DB and the lenders party thereto (the “Existing Secured Term Loan Facility”), pursuant to which the Incremental Term Loan Lender has agreed to provide to TMUSA a $660 million incremental term loan (the “Incremental Secured Term Loan Facility”). Subject to certain customary closing conditions, TMUSA will draw the $660 million incremental term loan on January 31, 2017 as an additional tranche of term loans under the Existing Secured Term Loan Facility.

TMUSA is not required to pay any upfront fees, underwriting fees, original issue discount or other consideration to DT in connection with the Incremental Secured Term Loan Facility. The loan, if issued under the Incremental Secured Term Loan Facility, will bear interest at a rate equal to a per annum rate of LIBOR plus a margin of 2.50%. There is no LIBOR floor under the Incremental Secured Term loan Facility.

The terms of the loan, if issued under the incremental Secured Term Loan Facility, will be redeemable by TMUSA on any interest payment date without penalty or premium and, other than interest rate and maturity, be on terms substantially similar to the Company’s Existing Secured Term Loan Credit Facility.

On December 29, 2016, TMUSA terminated that certain $500 million unsecured revolving credit facility, dated May 1, 2013, among TMUSA as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and DT, as lender.

DT is the Company’s majority stockholder and a holder of a portion of TMUSA’s outstanding debt, as further described in the Company’s periodic reports with the Securities and Exchange Commission.

The Unsecured Revolving Credit Agreement, Secured Revolving Credit Agreement and the First Incremental Facility Amendment are incorporated herein by reference as exhibits to this current report on Form 8-K. The foregoing summaries of the Unsecured Revolving Credit Agreement, the Secured Revolving Credit Agreement and the First Incremental Facility Amendment are qualified in their entirety by reference to such exhibits.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent applicable, the information set forth under “Item 1.01 – Entry into a Material Definitive Agreement” of this current report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Unsecured Revolving Credit Agreement, dated as of December 29, 2016, by and among T-Mobile US, Inc., T-Mobile USA, Inc., the several banks and other financial institutions or entities from time to time party thereto as lenders, and Deutsche Telekom AG, as administrative agent.

10.2	Secured Revolving Credit Agreement, dated as of December 29, 2016, by and among T-Mobile US, Inc., T-Mobile USA, Inc., the several banks and other financial institutions or entities from time to time party thereto as lenders, and Deutsche Telekom AG, as administrative agent.

10.3	First Incremental Facility Amendment, dated as of December 29, 2016, to the Term Loan Credit Agreement, dated as of November 9, 2015, by and among T-Mobile USA, Inc., the several banks and other financial institutions or entities from time to time parties thereto as lenders, and Deutsche Bank AG New York Branch, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

December 30, 2016	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Unsecured Revolving Credit Agreement, dated as of December 29, 2016, by and among T-Mobile US, Inc., T-Mobile USA, Inc., the several banks and other financial institutions or entities from time to time party thereto as lenders, and Deutsche Telekom AG, as administrative agent.

10.2	Secured Revolving Credit Agreement, dated as of December 29, 2016, by and among T-Mobile US, Inc., T-Mobile USA, Inc., the several banks and other financial institutions or entities from time to time party thereto as lenders, and Deutsche Telekom AG, as administrative agent.

10.3	First Incremental Facility Amendment, dated as of December 29, 2016, to the Term Loan Credit Agreement, dated as of November 9, 2015, by and among T-Mobile USA, Inc., the several banks and other financial institutions or entities from time to time parties thereto as lenders, and Deutsche Bank AG New York Branch, as administrative agent.